                                                                     EXHIBIT 4.9

                              RENT-A-CENTER, INC.,
                                   as Issuer,

                          the GUARANTORS named herein,
                                 as Guarantors,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                          FOURTH SUPPLEMENTAL INDENTURE

                            Dated as of May 14, 2004

                                       to

                                    INDENTURE

                             Dated as of May 6, 2003

                                     between

                         RENT-A-CENTER, INC., as Issuer,

                  the GUARANTORS named therein, as Guarantors,

                                       and

                        THE BANK OF NEW YORK, as Trustee

                                  $300,000,000
                                    SERIES B
                    7 1/2% SENIOR SUBORDINATED NOTES DUE 2010

      This FOURTH SUPPLEMENTAL INDENTURE, dated as of May 14, 2004, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), Rent-A-Center East, Inc., a Delaware corporation ("RAC EAST"), ColorTyme, Inc., a Texas corporation ("COLORTYME"), Rent-A-Center West, Inc., a Delaware corporation ("RAC WEST"), Get It Now, LLC, a Delaware limited liability company ("GET IT NOW"), Rent-A-Center Texas, L.P., a Texas limited partnership ("RAC TEXAS, LP"), Rent-A-Center Texas, L.L.C., a Nevada limited liability company ("RAC TEXAS, LLC"), Rent-A-Center International, Inc., a Delaware corporation ("RAC INTERNATIONAL"), Rent-A-Center Addison, L.L.C., a Delaware limited liability company ("RAC ADDISON"), RAC National Product Service, LLC, a Delaware limited liability company ("RAC NATIONAL"), RAC RR, Inc., a Delaware corporation ("RAC RR"), Eagle Acquisition Sub, Inc., an Ohio corporation ("EAGLE"), and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE").

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 6, 2003, as supplemented by the First Supplemental Indenture, dated December 4, 2003, the Second Supplemental Indenture, dated April 26, 2004, and the Third Supplemental Indenture, dated May 7, 2004, by and among the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR and the Trustee (the "INDENTURE"), providing for the issuance of its 7-1/2% Series B Senior Subordinated Notes due 2010 (the "NOTES"); and

      WHEREAS, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National and RAC RR are currently Guarantors under the Indenture; and

      WHEREAS, RAC East has formed Eagle as a wholly-owned subsidiary of RAC East; and

      WHEREAS, the Company is a party to that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of February 4, 2004, by and among the Company, Eagle and Rainbow Rentals, Inc., an Ohio corporation ("RAINBOW"), pursuant to which Eagle will merge with and into Rainbow (the "MERGER"), with Rainbow continuing as the surviving entity; and

      WHEREAS, the Company has designated Eagle as a Restricted Subsidiary under the Indenture to be effective immediately upon consummation of the Merger; and

      WHEREAS, pursuant to Section 1009 of the Indenture, the Merger is permitted under the Indenture; and

      WHEREAS, pursuant to Section 1020 of the Indenture, the addition of Eagle as a Guarantor is required under the Indenture; and

      WHEREAS, Eagle has agreed to become a Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

      WHEREAS, Eagle has been duly authorized to enter into, execute and deliver this Fourth Supplemental Indenture.

      NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Eagle and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 2. The Trustee hereby consents to the addition of Eagle as an additional Guarantor under the Indenture. As of the date hereof (the "EFFECTIVE TIME"), Eagle shall become, and each of RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National and RAC RR shall continue to be, a "Guarantor" under and as defined in the Indenture, and at the Effective Time, Eagle shall assume all the obligations of a Guarantor under the Notes and the Indenture as described in the Indenture. Eagle hereby unconditionally guarantees the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.

SECTION 3. Except as expressly supplemented by this Fourth Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.

SECTION 4. This Fourth Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 5. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 6. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Supplemental Indenture may refer to the Indenture without making specific reference to this Fourth Supplemental Indenture, but nevertheless all such references shall include this Fourth Supplemental Indenture unless the context otherwise requires.

SECTION 7. This Fourth Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 8. In the event of a conflict between the terms of this Fourth Supplemental Indenture and the Indenture, this Fourth Supplemental Indenture shall control.

SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, RAC East,

ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR and Eagle.

                         SIGNATURES APPEAR ON NEXT PAGE

      IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK,
as Trustee

By: /s/ VAN K. BROWN
    --------------------------
Name:  Van K. Brown
      -------------------------
Title:  Vice President
       ------------------------

                                       RENT-A-CENTER, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           President and Chief Operating Officer

                                       RENT-A-CENTER EAST, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President

                                       COLORTYME, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President

                                       RENT-A-CENTER WEST, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President

                                       GET IT NOW, LLC

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President

                                       RENT-A-CENTER TEXAS, L.P.

                                       By: Rent-A-Center East, Inc.,
                                           its general partner

                                           By: /s/ MITCHELL E. FADEL
                                               ---------------------------------
                                               Mitchell E. Fadel
                                               Vice President

                                       RENT-A-CENTER TEXAS, L.L.C.

                                       By:  /s/ JAMES ASHWORTH
                                           -------------------------------------
                                             James Ashworth
                                             President and Secretary

                                       RENT-A-CENTER INTERNATIONAL, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President

                                       RENT-A-CENTER ADDISON, L.L.C.

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President

                                       RAC NATIONAL PRODUCT SERVICE, LLC

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President

                                       RAC RR, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President

                                       EAGLE ACQUISITION SUB, INC.

                                       By: /s/ MITCHELL E. FADEL
                                           -------------------------------------
                                           Mitchell E. Fadel
                                           Vice President